As filed with the Securities and Exchange Commission on December 19, 2006. Registration No. 333-138083

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM SB-2/A
AMENDMENT NO.2
REGISTRATION STATEMENT
Under
The Securities Act of 1933
________________________

AUDIOSTOCKS, INC.
(Name of small business issuer in its charter)

Delaware (State or jurisdiction of incorporation or organization)	6199 (Primary Standard Industrial Classification Code Number)	20-2197964 (I.R.S. Employer Identification No.)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
_________________

2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011

(Address and telephone number of principal executive offices and principal place of business)

_________________________________________________

The Company Corporation, 2711 Centerville Road, Suite 400, Wilmington, DE 19808 302-636-5440

(Name, address and telephone number of agent for service)
_____________________

Copies to:

Mark L. Baum, Esq., The Baum Law Firm, P.C., 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011
(760) 804-8844
_______________

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Offering Price per Share(2)	Proposed Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	3,234,460	$0.20	$646,892	$82
Total	3,234,460	$0.20	$646,892	$82

(1)
Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(a) of the Securities Act of 1933. As of the date of this prospectus, our common stock is not traded on any national exchange and there is no established public market for the common stock being registered.  Accordingly, and in accordance with Item 505(a) of Regulation S-B, certain factors were considered and utilized in determining the offering price.  The factors considered in determining the offering price include an evaluation of the history of and prospects for the industry in which we compete, the price originally paid by the selling shareholders for the shares and the prospects for our future earnings. Such factors are entirely subjective, and no representations are made herein as to any objectively determinable value of the shares offered in this offering. The selling securityholders will determine when they will sell their shares, and in all cases, will sell their shares at a price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter they will sell at prevailing market prices or privately negotiated prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholder are soliciting an offer to buy these securities in any jurisdiction where the offer, solicitation or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated December 19, 2006

3,234,460 Shares

Audiostocks, Inc.

Common Stock

Audiostocks.com is a premier exposure platform for small and micro capitalization companies, providing the latest fact based information to current and prospective shareholders.

This prospectus relates to the offer and sale of 3,234,460 shares of our common stock by the selling securityholders identified in this prospectus. The selling securityholders will determine when they will sell their shares, and in all cases, will sell their shares at a price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter they will sell at prevailing market prices or privately negotiated prices. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling securityholders.

There is no public market for our common stock. Our common stock does not presently trade on any exchange or electronic medium. An application will be filed to have our common stock listed on the OTC Bulletin Board. If we are successful in listing our common stock on the OTC Bulletin Board, the market for our shares is likely to be limited which may affect an investors ability to sell shares into the market.

Investing in our common stock involves risks, and investors should not buy these shares unless they can afford to lose their entire investment. Please see “Risk Factors” beginning on page 11 read about certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2006

TABLE OF CONTENTS

Additional Information	………………………………………………………………	7
Summary Information	………………………………………………………………	9
Risk Factors	………………………………………………………………	11
Use of Proceeds	………………………………………………………………	16
Determination of Offering Price	………………………………………………………………	16
Selling Security Holders	………………………………………………………………	16
Plan of Distribution	………………………………………………………………	17
Legal Proceedings	………………………………………………………………	19
Directors, Executive Officers, Promoters and Control Persons	………………………………………………………………	19
Security Ownership of Certain Beneficial Owners and Management	………………………………………………………………	20
Description of Securities	………………………………………………………………	22
Interests of Named Experts and Counsel	………………………………………………………………	23
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	………………………………………………………………	23
Organization Within Last Five Years	………………………………………………………………	24
Description of Business	………………………………………………………………	24
Management’s Discussion and Analysis Or Plan of Operation	………………………………………………………………	28
Liquidity and Capital Resources	………………………………………………………………	30
Description of Property	………………………………………………………………	30
Certain Relationships and Related Transactions	………………………………………………………………	31
Market for Common Equity and Related Stockholder Matters	………………………………………………………………	31
Executive Compensation	………………………………………………………………	32
Financial Statements	………………………………………………………………	32
Changes In Disagreements With Accountants On Accounting and Financial Disclosure	………………………………………………………………	32
Part II	………………………………………………………………
Indemnification of Directors and Officers	………………………………………………………………	34
Other Expenses of Issuance and Distribution	………………………………………………………………	37
Recent Sales of Unregistered Securities	………………………………………………………………	37
Exhibits	………………………………………………………………	38
Undertakings	………………………………………………………………	39

Additional Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and therefore file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the SEC). Such reports, proxy statements and other information filed by us may be inspected and copied at the Public Reference Section of the SEC at 100 F. Street, N.E., Judiciary Plaza, Washington, D.C. 20549-1004. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

This prospectus contains forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. These are statements that relate to future periods and include statements regarding our future strategic, operational and financial plans, potential acquisitions, anticipated or projected revenues, expenses and operational growth, markets and potential customers for our products and services, plans related to sales strategies and efforts, the anticipated benefits of our relationships with strategic partners, growth of our competition, our ability to compete, the adequacy of our current facilities and our ability to obtain additional space, use of future earnings, and the feature, benefits and performance of our current and future products and services.

You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “seek” or “continue” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading “Risk Factors” beginning on page 11. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements.

We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the “bespeaks caution” doctrine. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

Factors that may affect forward-looking statements.    A wide range of factors could materially affect future developments and performance of our business. This prospectus describes significant factors affecting specific business operations and the financial results of these operations. General factors affecting our operations include:

• Changes in business plans

• Changes in U.S., global or regional economic conditions

• Changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations

• Increased competitive pressures

• Legal developments that may affect our business

• Technological developments that may affect our business

• Changes in government regulations relating to the oil and gas industry

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

SUMMARY INFORMATION AND RISK FACTORS

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE IT IS A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE “RISK FACTORS” AND OUR FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS, TO UNDERSTAND THIS OFFERING FULLY.

References herein to “we”, “us”, “our”, “Company”, “Audiostocks.com” or “Audiostocks” refer to Audiostocks, Inc. and its subsidiaries, if any and as described herein.

Company Overview

Audiostocks is an internet based publishing platform designed to create, catalogue, distribute and make functional, financial content and data related to that content. Audiostocks.com solutions generate rich media exposure for public and private companies, industry groups and investment professionals through the Audiostocks.com proprietary software platform. Our software is primarily used to: (1) facilitate executive and company participation in industry and event-based roundtables and conferences; (2) create and distribute audio-based content related to a particular private or public company; (3) append interview-related and other rich media content to traditional press releases; and (4) for registered investment professionals only, to add interview-based audio content to financial research. Our content is distributed online to individual investors and finance professionals including North American buy-side analysts, investment research professionals and portfolio managers. All content is copyrighted to protect licensing partners.

We were originally incorporated under the laws of the State of Delaware on January 22, 2002, as Jupiter Processing Inc. On January 13, 2005, we changed our name to Audiostocks, Inc. Our fiscal year end is December 31.

Our corporate headquarters is located at 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011. Our telephone number at our corporate head office is (760) 804-8844.

A full description of our company may be found elsewhere in this prospectus under the heading “Business.”

WE ARE CONSIDERED A DEVELOPMENT STAGE COMPANY, AND AS OF THE DATE OF THIS PROSPECTUS, OUR PRINCIPAL OPERATIONS HAVE NOT PRODUCED ANY REVENUES.

The Offering

Securities Offered	Up to 3,234,460 shares of our common stock
Offering Price
The shares being registered hereunder are being offered by the selling securityholders from time to time at a price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter they will sell at prevailing market prices or privately negotiated prices.

Dividend Policy	Although we paid a special stock dividend in January 2005, we do not anticipate paying dividends on our common stock in the foreseeable future.
Use of Proceeds	The shares offered herein are being sold by the selling securityholders and as such, we will not receive any of the proceeds of the offering (see, “Use of Proceeds” section).
Material Risk Factors
The offering involves a high degree of risk, elements of which include possible lack of profitability, competition, death or incapacity of management and inadequate insurance coverage. There is a risk to investors due to the speculative nature of this investment, historical losses from operations, a shortage of capital, lack of dividends, dilution factors, control by present shareholders and economic conditions in general. There is a material risk that we may have insufficient funding to engage in any or all of the proposed activities. (See “Risk Factors” section.)

We are considered a development stage company, and as of the date of this prospectus, our operations have not produced any revenues.

Selling Security Holders

This offering relates to the offer and sale of up to 3,234,460 shares of our common stock by the selling securityholders identified in this prospectus. The selling securityholders will determine when they will sell their shares, and in all cases, will sell their shares at a price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter they will sell at prevailing market prices or privately negotiated prices. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling securityholders.

RISK FACTORS

The following factors should be considered carefully in evaluating Audiostocks and its business. We have a limited operating history upon which an evaluation of our current business and prospects can be based. Our limited operating history makes it difficult for you to judge our prospects. We have reported losses for each fiscal year since we became incorporated. You should consider any purchase of our shares in light of the risks, expenses and problems frequently encountered by all companies in the early stages of its corporate development, such as lack of capital, difficulty attracting high quality personnel, lack of market exposure, and uncertainty about the viability of our business plan.

RISKS RELATED TO OUR BUSINESS

Liquidity and capital resources are uncertain.

You should be cautioned that there can be no assurance that revenue, margins, and profitability will increase. There can be no assurance that we will be successful in raising a sufficient amount of additional capital or in internally generating a sufficient amount of capital to meet our operational requirements.

Our ability to continue as a going concern is uncertain.

In view of our liquidity conditions, our ability to continue as a going concern is uncertain and dependent upon achieving a profitable level of operations and, if necessary, on our ability to obtain necessary financing to fund ongoing operations. As well, our ability to absorb a large unforeseen expenditure or other disaster is limited by our current lack of capital resources. Our auditors' report also discusses substantial doubt about our ability to continue as a going concern.

Computer equipment problems and failures could adversely affect our business.

Problems or failures in Internet-related equipment, including file servers, computers and software, could result in interruptions or slower response times for our Web-based services, which could reduce the attractiveness of our Website, financial tools or investor relations services to advertisers and users. Should such interruptions continue for an extended period we could lose significant business and reputation. Equipment problems and failures could result from a number of causes, including an increase in the number of users of our Website, computer viruses, outside programmers penetrating and disrupting software systems, human error, fires, floods, power and telecommunications failures and internal breakdowns. In addition, any disruption in Internet access and data feeds provided by third parties could have a material and adverse effect on our businesses. Our limited resources do not currently permit us to maintain an off-site disaster recovery facility. As a result, if we experience a major disaster such as a fire, theft, or intentional destruction of our computer equipment, it could have catastrophic results for our business.

We may not be able to compete successfully against current and future competitors.

We currently compete with several other companies offering similar services. Many of these companies have significantly greater financial resources, name recognition, and technical and marketing resources, and virtually all of them are seeking to improve their technology, products and services. We can not assure you that we will have the financial resources or the technological expertise to successfully meet this competition.

We are significantly influenced by our officers, directors and entities affiliated with them.

In the aggregate, ownership of Audiostocks shares by management, and /or entities affiliated with management, represents a majority of our present issued and outstanding shares of common stock. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combinations.

We are highly dependent on a single source for revenue referrals

We currently obtain all of our business referrals through BCGU, LLC. They may not continue to provide referrals to us and we may not be able to establish relationships with new referral sources to ensure a steady flow of clients companies. Our inability to acquire suitable referrals in the future or the loss of our current referral source and our failure to replace them may result in a decrease in revenues.

We may not be unable to protect the intellectual property rights upon which our business relies.

We have pursued or may pursue certain trademarks, and we have brand names, Internet domain names, Website designs, programs and certain subscriber lists which make up the intellectual property we view as important to our business. It may be possible for a third party to copy or otherwise obtain or use our intellectual property without authorization or to develop similar technology independently. There can also be no assurance that our business activities will not infringe upon the proprietary rights of others, nor that other parties will not assert infringement claims against us, including claims that by, directly or indirectly, providing hyperlink text links to Websites operated by third parties, we have infringed upon the proprietary rights of other third parties. Due to the global nature of the Internet, there can be no assurance that obtaining trademark protection in the United States will prevent infringements on our trademarks by parties in other countries. We have not sought or obtained any patents on our proprietary software and data processing applications.

We may be held liable for online information or services provided by us or third parties.

Because materials may be downloaded by the public on Internet services offered by us or the Internet access providers with whom we have relationships, and because third party information may be posted by third parties on our Website through discussion forums and otherwise, there is the potential that claims will be made against us for defamation, negligence, copyright or trademark infringement or other theories. The imposition of liability based on such claims could materially and adversely affect us.

Even to the extent such claims do not result in liability, we could incur significant costs in investigating and defending against such claims. The imposition on us of potential liability for information or services carried on or disseminated through our Website could require implementation of measures to reduce exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of services to members and users.

Even if we obtain general liability insurance, it will not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. In any event, even if we obtain general liability insurance, any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operations and financial condition.

Our business and revenues may be affected by restrictions on use of third party information.

We post news clippings from other third party news websites on the Audiostocks.com website with links to the source site. Most publishers currently encourage this practice. To the extent that a large majority of news publishers prohibit posting of their stories on our Websites or begin charging royalty fees for such stories, our Website traffic could decrease or our costs could increase, thereby adversely impacting our profitability.

We may attempt to raise additional capital through the sale of additional common stock in the near future. Future issuances of common stock may dilute your position in us.

Our stock price will be highly vulnerable to buying and selling pressures. As there will be a limited market for our common stock upon the effectiveness of this Registration Statement, there may be considerable volatility in our stock price due to selling and buying pressures. Future sales of shares by our existing or future shareholders could cause the market price of our common stock to decline.

Our board of directors may authorize and issue preferred shares.

Our board of directors has the authority to issue preferred shares with rights, preferences and/or privileges senior to or on parity with the rights of the holders of common stock. The potential consequences to our investors include a loss of perceived value of the stock in the market and a loss of future earnings and dividends, if and when dividends are declared.

Future sales of our equity securities will dilute investors purchasing shares in this offering.

To fully execute our long-term business plan, we will need to raise additional debt and equity capital in the future. We will need to raise additional equity capital as we raise additional debt capital to keep our debt to equity ratio in a range acceptable to the financial institutions providing debt capital. Although we have no current plans to raise additional equity capital within the next twelve months, except for the equity capital raised in the offering, such additional equity capital when and if it is raised would result in an investor in this offering being diluted.

We plan to grow very rapidly, which will place strains on our management team and other company resources.

We plan to grow rapidly and significantly expanded our operations. This growth will place a significant strain on our management systems and resources. We will not be able to implement our business strategy in a rapidly evolving market without an effective planning and management process. We will not be able to increase revenues unless we continue to improve our transaction-processing, operational, financial and managerial controls and reporting systems and procedures, expand, train and manage our work force and manage multiple relationships with third parties.

INVESTMENT RISKS

If a market for our common stock does develop, our stock price may be volatile

There is currently no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors including:

•	Our ability to execute our business plan and significantly grow our business;
•	Our ability to further develop and enhance our services and products;
•	Our ability to generate a market and recognition for our products and services;
•	Increased competition from competitors who offer competing services; and
•	Our financial condition and results of our operations.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service.

Our common stock has no prior market, and prices may decline after the offering

There is no public market for our common stock, and no assurance can be given that a market will develop or that any stockholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of our common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of our securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in our common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of these securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in our stock.

Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are currently covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock. Future issuances of shares may adversely impact the value of our stock.

Investors may face significant restrictions on the resale of our stock due to state blue sky laws

Each state has its own securities laws, often called “blue sky laws,” which (1) limit sales of stock to a state's residents unless the stock is registered in that state or qualifies for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. We do not know whether our stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.

Accordingly, investors should consider the secondary market for our securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

Investors may face significant restrictions on the resale of our stock due to federal regulations of penny stock.

Our stock differs from many stocks, in that it is a “penny stock.” The Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks.” These rules include, but are not limited to, Rules 3a5l-l, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended.

Because our securities probably constitute "penny stock" within the meaning of the rules, the rules would apply to us and our securities. The rules may further affect the ability of owners of our stock to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Stockholders should be aware that, according to the Securities and Exchange Commission Release No. 34- 29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. These patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The offering price of the shares was not determined on the basis of the value of our assets, our earnings or any other financial criterion of value and the per share price of our stock in a trading market could be lower than the arbitrarily determined offering price of our shares.

The offering price of the shares of common stock offered has been arbitrarily determined by us, and is not based on the value of our assets, earnings, book value, net worth or other financial statement criteria of value. The factors considered in determining the offering price include an evaluation of the history of and prospects for the industry in which we compete and the prospects for our future earnings. Such factors are entirely subjective, and no representations are made herein as to any objectively determinable value of the shares offered is this offering. The per-share price of our stock in a trading market could be lower than the arbitrarily determined price that we have set to offer our shares in this prospectus.

Shares eligible for future sale by our current shareholders may decrease the price of our common stock.

If our shareholders, including the selling shareholders listed in this prospectus sell substantial amounts of our common stock in the public market following future offerings, then the market price of our common stock could fall. Restrictions under the securities laws limit the number of shares of common stock available for sale in the public market.

Our common stock price is likely to be highly volatile.

The market price for our common stock is likely to be highly volatile as the stock market in general and the market for stocks traded on the Over-the-Counter Bulletin Board market tends to be highly volatile. We cannot assure you that our common stock will trade at the same levels of other stock in our industry stocks in general will sustain their current market prices.

The following factors will add to our common stock price's volatility:

•	actual or anticipated variations in our quarterly operating results,
•	new sales formats or new products or services offered by us, or our competitors,
•	conditions or trends in the auto finance industry in general,
•	announcements by us or our competitors of significant acquisitions, strategic partnerships or joint ventures,
•	our capital commitments,
•	additions or departures of our key personnel, and
•	sales of our common stock.

Many of these factors are beyond our control. These factors may decrease the market price of our common stock, regardless of our operating performance.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling securityholders.

DETERMINATION OF OFFERING PRICE

Price Range Of Our Common Stock

Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Audiostocks. The offering price bears no relationship to the book value, assets or earnings of Audiostocks or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

SELLING SECURITY HOLDERS

This prospectus relates to the offer and sale of up to 3,234,460 shares of our common stock by the selling securityholders identified below.

The selling securityholders will determine when they will sell their shares, and in all cases, will sell their shares at a price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter they will sell at prevailing market prices or privately negotiated prices. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares sold by the selling securityholders.

Summary Tables for Selling Securityholders

Beneficial Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this prospectus by each of the selling securityholders.

	Shares Beneficially Owned Prior to Offering
Name	Number of Shares Owned	Number of Shares Offered	Shares Beneficially Owned After Offering	Percent of Class Owned After Offering

Mark L. Baum	34,262	34,262	0	0
Grant Morgan	10,000	10,000	0	0
Philip Morgan	10,000	10,000	0	0
Brad Bingham	10,000	10,000	0	0
Beth Christ	10,000	10,000	0	0
Trevor Kieft	400,099	1,000	399,099	2%
Kieft Family Revocable Trust	800,099	1,000	799,099	4%
BCGU, LLC	14,884,380	2,158,198	12,724,182	73%
Thunderbird Global Corporation	500,000	500,000	0	0
Firle Trading	500,000	500,000	0	0

Totals	17,158,840	3,234,460	13,924,380	80%

Voting and Investing Control over Securities

The following table identifies: (i) the individual or entity that has voting and investing control over the securities held by each selling securityholder:

Name of Selling Securityholder	Individual or entity that has voting and investing control over the securities held by each selling Securityholder
Mark L. Baum	Mark L. Baum
Grant Morgan	Phillip Morgan(1)
Philip Morgan	Philip Morgan
Brad Bingham	Brad Bingham
Beth Christ	Beth Christ
Trevor Kieft	Heidi Kieft(2)
Kieft Family Revocable Trust	Heidi Kieft
BCGU, LLC	Mark L. Baum and James B. Panther, II (3)
Thunderbird Global Corporation	Juan Montes
Firle Trading	Berta Sanchez

                            (1) Grant Morgan is a minor. Philip Morgan is his legal guardian
                            (2) Trevor Kieft is a minor. Heidi Kieft is his legal guardian.
                            (3) Mark L. Baum and James B. Panther, II are the managing members of BCGU, LLC.

PLAN OF DISTRIBUTION

This prospectus covers the resale by selling securityholders of up to 3,234,460 shares of our common stock issuable to the selling securityholders or their respective pledges, donees, transferees, or other successors in interest.

The selling securityholders may sell the shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions:

• transactions in the over-the-counter market;

• transactions on a stock exchange that lists our common stock;

•  transactions negotiated between selling securityholders and purchasers, or otherwise;

• through the writing of options on the shares;

• short sales; or

• any combination thereof.

The selling securityholders will determine when they will sell their shares, and in all cases, will sell their shares at a price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter the sale price to the public may be:

• the market price prevailing at the time of sale;

• a price related to such prevailing market price;

• at negotiated prices; or

• such other price as the selling stockholders determine from time to time.

Broker-dealers may charge commissions to the selling securityholders and the company selling common stock and to purchasers buying shares sold by a selling stockholder or the company. Neither we nor the selling securityholders can presently estimate the amount of such compensation. We know of no existing arrangements between us and selling securityholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. Certain selling securityholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be “underwriters” within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling securityholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling securityholders must comply with regulations relating to distributions by selling securityholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling securityholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus. Some states may require that registration, exemption from registration or notification requirements be met before selling securityholders may sell their common stock. Some states may also require selling securityholders to sell their common stock only through broker-dealers.

We have agreed to bear the expenses (other than broker’s commissions and similar charges) of the registration of the shares, including legal and accounting fees, which we expect to total approximately $42,082. The selling securityholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states’ securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling securityholders will sell any or all of the shares offered hereunder.

We have agreed to indemnify the selling securityholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling securityholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

The selling securityholders will determine when they will sell their shares, and in all cases, will sell their shares at a price of $0.20 per share until our shares are quoted on the OTC Bulletin Board and thereafter they will sell at prevailing market prices or privately negotiated prices. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling securityholders.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings that we are a party to.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth, as of the date of this prospectus, the name, age and position of our directors, executive officers and other significant employees:

Officers And Directors

NAME	AGE	SINCE	POSITION

Philip L. Morgan	30	2006	President, Chief Executive Officer, Chief Financial Officer and Secretary
Mark L. Baum	34	2005	Director
James B. Panther	33	2005	Director

The backgrounds of our directors, executive officers and significant employees are as follows:

Phillip L. Morgan, President, Chief Executive Officer, Chief Financial Officer and Secretary.

Mr. Morgan is our President, Chief Executive Officer, Chief Financial Officer and Secretary. Mr. Morgan has been a management and investor relations consultant for more than nine years, focusing on small cap and micro cap publicly traded companies. Prior to joining Audiostocks, Mr. Morgan developed franchises throughout the United States for Focus Brands, Inc. from 2004 to 2006. In 2002, Mr. Morgan successfully developed and marketed an integrated e-mail marketing and contact management solution called E-Management. This software automated the sales funnel to assist organizations in efficiently identifying qualified sales prospects. From 2000 to 2002, Mr. Morgan directed and implemented new store growth strategies for Raving Brands, Inc. Prior to Raving Brands, Inc., Mr. Morgan was involved with the business development division of Agilon, Inc. where he was responsible for raising capital and managing database services to corporate clients. Mr. Morgan was born in Milwaukee, Wisconsin. He attended Webster University in St. Louis Missouri where he obtained his Bachelor of Arts Degree in Economics, and Business Administration with honors.

Mark L. Baum, Director

Mr. Baum is one of our Directors. He is not a full time employee and has other outside commitments. In 2002, Mr. Baum founded Business Consulting Group Unlimited, Inc., a Southern California-based merchant banking firm. Mr. Baum is a licensed attorney in the State of California and the principal attorney for The Baum Law Firm, P.C. a firm which he founded in 1998 and has been operating on an ongoing basis. Mr. Baum has more than 11 years experience in creating, financing and growing development stage enterprises in a variety of industries. Mr. Baum has participated in numerous public spin-offs, venture fundings, private-to-public mergers, corporate restructurings, asset acquisitions and asset divestitures. Mr. Baum’s law practice focuses on securities laws and related issues for small-cap and micro-cap publicly reporting companies. Mr. Baum is also a director of PNG Ventures, Inc. a publicly traded company.

James B. Panther II, Director

Mr. Panther, II is one of our directors. Mr. Panther, II is not a full time employee and has other outside commitments. His career has focused on managing fund raising, financing, M & A, and advisory services in a merchant banking environment. In addition to acting as our director, Mr. Panther, II heads, and is a principal of, Business Consulting Group Unlimited, Inc.’s Capital Markets Group where he brings a combination of corporate finance, operational, and strategic experience to the firm since joining in 2001. Prior to BCGU, Mr. Panther, II was Managing Director of Brighton Capital Partners, LLC, a merchant banking firm, from 1998 to 2001. Prior to joining Brighton Capital Partners, LLC, Mr. Panther, II was Managing Partner of Bristol Partners from 1994 to 1998 where he was responsible for portfolio investments. Mr. Panther, II holds B.A. in Finance from Boston College and a General Course Degree in Economics from the University of Granada, Granada, Spain.  He is fluent in English and Spanish.

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES.

Audit Committee

We do not have an independent Audit or Executive Committee at this time. Our entire board of directors serves to act as the Audit Committee and the Executive Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. As of the date of this prospectus, our Directors, Officers and Stockholders holding more than 10% of our outstanding common stock have not filed, but intend to file these initial reports.

Code of Ethics

Effective February 10, 2006, our board of directors adopted the Audiostocks, Inc. Code of Business Conduct and Ethics. The board of directors believes that our Code of Business Conduct and Ethics provides standards that are reasonably designed to deter wrongdoing and to promote the following: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submits to, the Securities and Exchange Commission; (3) compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons; and (4) accountability for adherence to the Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is attached as an exhibit to this annual report, and we will provide a copy of our Code of Business Conduct and Ethics by mail to any person without charge upon written request to us at: 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the 17,216,308 issued and outstanding shares of our common stock as of the date of this prospectus by the following persons:

1.	Each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;
2.	Each of our Directors and executive Officers; and
3.	All of our Directors and Officers as a group

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned

BCGU, LLC(1)	14,884,380	86%
Mark L. Baum (2)	7,476,452 (5)	43%
James B. Panther, II (3)	7,442,190 (6)	43%
Philip L. Morgan (4)	10,000	Less than 1%

Total	14,919,642	86%

(1)	The address is 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011
(2)	The address is 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011
(3)	The address is 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011
(4)	The address is 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011
(5)	Mark L. Baum is a managing member of BCGU, LLC and is the beneficial owner of, and has dispositive and voting power over , 50% of the 14,884,380 shares of Audiostocks, Inc. held by BCGU, LLC.
(6)	James B. Panther, II is a managing member of BCGU, LLC and is the beneficial owner of, and has dispositive and voting power over, 50% of the 14,884,380 shares of Audiostocks, Inc. held by BCGU, LLC.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this prospectus and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of Delaware law.

The authorized capital stock of Audiostocks consists of 100,000,000 shares of stock consisting of 95,000,000 shares of common stock, par value $.001 per share (the “Common Stock”) of which 17,216,308 are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”)of which zero shares are issued and outstanding. Stockholders do not have any preemptive or subscription rights to purchase shares in any future issuance of Audiostocks common stock. There are no options, warrants or other instruments convertible into shares outstanding.

Common Stock

The Board of Directors is authorized to issue 95,000,000 shares of common stock, par value $.001 per share, of which 17,216,308 have already been issued and currently remain outstanding. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of Audiostocks, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Preferred Stock

The Board of Directors is authorized, without further shareholder approval, to issue from time to time up to an aggregate of 5,000,000 shares of preferred stock, par value $.001 per share, of which zero shares have been issued or are outstanding. The preferred stock may be issued in one or more series and the Board of Directors may fix the rights, preferences and designations thereof. No shares of preferred stock are currently outstanding and we have no present plans to issue any shares of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Dividend Policy

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. We have never declared or paid any cash dividends on our common stock. However, a special common stock dividend of 99 shares was issued to all shareholders in January, 2005. We currently intend to retain all available funds for use in our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination relating to dividend policy will be made by the discretion of our Board of Directors and will depend on a number of factors, including the future earnings, capital requirements, financial condition and future prospects and such other factors as our Board of Directors may deem relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the board of directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Audiostocks directors.

Currently, our bylaws provide that shareholder action may be taken at a meeting of shareholders and may be affected by a consent in writing if such consent is signed by the holders of the majority of outstanding shares, unless Delaware law requires a greater percentage. Our Articles of Incorporation provide that our bylaws may be amended by the affirmative vote of a majority of the shares entitled to vote on such an amendment, or by majority vote of our Board of Directors. These are the only provisions of our bylaws or Articles of Incorporation that specify the vote required by security holders to take action.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Miscellaneous

All shares of common stock being offered by the prospectus will be fully paid and not liable to further calls or assessment by us.

Legal Matters

The validity of the issuance of the common stock offered hereby has been passed upon for us by The Baum Law Firm, P.C.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is:

Action Stock Transfer 7069 South Highland Dr., Suite 300 Salt Lake City, UT 84121 801-274-1088 801-274-1099 (Fax)

INTERESTS OF NAMED EXPERTS AND COUNSEL

The Baum Law Firm, P.C. and/or certain affiliates of The Baum Law Firm, P.C. have been issued shares of our common stock being offered by the prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and bylaws authorize indemnification of every person who is or was a director of us or is or was serving at our request as a director of another corporation of which we are or were a shareholder. The Board of Directors may determine whether or not to indemnify any person who is or was an officer, employee, agent or person working to the benefit of us against all costs, charges and expenses actually incurred by that person.

The directors may cause us to purchase and maintain insurance for the benefit of any person who is or may be entitled to indemnification as mentioned above against any expense or liability from which the person is or may be so entitled to be indemnified and may secure such right of indemnification by mortgage or other charge upon all or any part of our real and personal property, and any action taken by the Board will not require approval or confirmation by our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

ORGANIZATION WITHIN LAST FIVE YEARS

Related Transactions

On January 1, 2006 we retained The Baum Law Firm, P.C. as securities counsel. One of our Directors, Mr. Mark L. Baum, Esq., is a principal of The Baum Law Firm, P.C. As of the date of this prospectus, we have paid The Baum Law Firm, P.C. $25,000 for services rendered during 2006.

On January 1, 2006, we entered into a consulting agreement with Mr. James B. Panther to provide consulting services related to investment banking activities. Mr. Panther, II is one of our Directors. As of the date of this prospectus, we have paid Mr. Panther $15,000 for consulting services rendered during 2006.

We license certain technologies from BCGU, LLC. Two of our Directors, Mark L. Baum and James B. Panther, II are principles of BCGU, LLC. As of the date of this prospectus, we have paid no licensing fees to BCGU, LLC.

Transactions with Promoters

None.

DESCRIPTION OF BUSINESS

General

Audiostocks.com is a financial media and technology company. Our revenue streams can be categorized into three service divisions

•	Introductory Program;
•	Accountability Plus; and
•	Distribution Pro.

Audiostocks.com is a premier media platform for small and micro capitalization companies, providing the latest fact based information to current and prospective shareholders. Our content is distributed online to individuals, financial professionals, investment research professionals and portfolio managers.

In today’s financial environment, fact based information is one of the most essential tools an investor can utilize to make successful investment decisions. Unfortunately, investors are often unable to find current and up-to-date information on small and micro capitalization companies. Ordinarily, the investing public is forced to rely upon periodic reports filed by small and micro capitalization companies with the Securities and Exchange Commission. These reports often do not provide a comprehensive depiction of a company’s overall operations, goals and strategies in a format that is understandable to many shareholders. Investors need a continuous stream of up-to-date information in order to make sound investment decisions.

Audiostocks.com seeks to bridge that gap in information by providing an online forum where small and micro capitalization companies can disseminate, and the investment public can obtain, the most current and up-to-date, fact based investment information available. We provide the investing public with a product that integrates traditional publishing with an audio interview format.

Rather than solely offering text based reports and information, investors browsing the Audiostocks.com website can find exclusive audio and video interviews directly from the executives managing our client companies. These interviews typically cover general business profiles, emerging industry trends, evolving business plans, new target markets and short and long term corporate strategies. Our AudioNews™ service provides client company executives and representatives the opportunity to discuss at length, the information contained within recent press releases. AudioNews™ bridges the gap between current company news and past information from SEC forms 10K, 10Q, and 8-K essentially creating an educational platform for investors to fortify their understanding of the client’s development.

We do not offer investment advice. We are not brokers or dealers in securities. All information posted on the Audistocks.com website is provided to us by the client companies or is originated by Audiostocks.com in cooperation with a client company.

Products And Services

Our understanding of internet based financial technology and media has enabled us to leverage our products and services to enter new markets and secure new clients. Using a common integrated technology platform, we have developed three main levels of service: the Introductory Program; Accountability Plus; and Distribution Pro, as described below:

Introductory Program provides clients with 30 days service. There are no costs associated with the Introductory Program. The client’s company profile is posted in the “Companies” section of Audiostocks.com, and includes:

•	A brief description of the client
•	A description of the client’s key products and services
•	The posting of the client’s logo
•	The posting of the client’s executive photos
•	The posting of a 10 minute overview interview or one AudioNews™ story
•	A link to the client’s homepage
•	A link to the client’s SEC filings

Accountability Plus is designed to communicate the client’s company story and track how well the client message is being received.

Accountability Plus also provides the client with exposure to the AudioNews™ format. We view each significant development of a client as a "chapter" in the client’s book or business strategy. Problems can arise when shareholders or the marketplace "forget" about prior chapters in the "book." AudioNews™ is designed to pull the client’s "chapters" together, and show how each chapter integrates into the successful execution of the client’s business plan. AudioNews™ accomplishes this through an audio interview format and by including an AudioNews™ Interview hyperlink at the bottom of a press release. Accountability Plus also includes the following:

•	Access to the backend Audiostocks database, allowing the client to (i) track user activity directed to the client, (ii) respond to user "Q & A" inquiries and (iii) record all responses
•	The client will become a “featured” company on the Audiostocks.com home page
•	The posting of a ten minute corporate overview interview
•	Four earnings call interviews
•	Four AudioNews™ interviews
•	Brief description of the client and their products and services
•	The client logo, executive photographs and biographies
•	A corporate fact sheet
•	A link to the client’s homepage and SEC filings
•	The client will be able to post additional documents in multiple formats

Distribution Pro is designed to consistently distribute a variety of client materials specifically to opt in institutional investors. The Distribution Pro program also provides the client with a personal Audiostocks.com shareholder communications manager who is able to field and respond to shareholder inquiries on a daily basis. Additional benefits include:

•	The client will be introduced to Audiostocks’ institutional relationships
•	Posting of an in depth audio-based corporate overview
•	Eight AudioNews™ interviews
•	Direct mail to existing shareholders
•	Daily access to a personal shareholder communications manager
•	Four earnings calls
•	A client fact sheet will be distributed via email to Audiostocks.com opt-in users
•	Posting of documents in various formats
•	Inclusion in Audiostocks.com newsletters
•	Participation in industry related, public company conferences
•	Description of the client’s products and services
•	Posting of client logo, executive photographs and biographies
•	Access to the backend Audiostocks database, allowing the client to (i) track user activity directed to the client, (ii) respond to user "Q & A" inquiries and (iii) record all responses

General Information

We have built and maintain our proprietary data processing solution that aggregates the multiple feeds, translates and builds a common database infrastructure. Our system then cleans, filters and maintains the data for use by our various data-driven services. We have a sophisticated server and security system which runs this content/data management system. Our services include providing client fundamentals, links to regulatory filings and client profiles.

The applications are delivered to customers in three different formats:

•	Through our proprietary software via the world wide web on www.Audiostocks.com;
•	Through the United States Postal Service; or
•	Through email to subscribers who register at www.Audiostocks.com.

Competition

The market for our Internet products and services is relatively new and has been highly fragmented, but we have seen a trend toward consolidation of the market in recent months. We compete intensely with other companies providing similar services to us. Many of those services are commodity-like and not easily differentiated. Our competition includes direct competitors such as CEOCast.com and www.WallStreet.net, as well as general-purpose Internet portals such as Yahoo! and AOL, who provide financial and investment research information. Our competition in the advertising market includes other financial and business related Websites such as Thestreet.com and Globeandmail.com. We expect our competitors to remain strong as the Internet industry further consolidates.

Corporate Background

We were originally incorporated under the laws of the State of Delaware on January 22, 2002, as Jupiter Processing Inc. On January 13, 2005, we changed our name to Audiostocks, Inc. Our fiscal year end is December 31.

Our corporate headquarters is located at 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011. Our telephone number at our corporate head office is (760) 804-8844. We maintain a website located at www.Audiostocks.com.

Upon effective registration, we expect our shares to be quoted on the OTCBB under a symbol that has yet to be assigned.

Recently, our focus has shifted and we have become a financial Internet technology and media company offering proprietary financial news and tools to investors and companies. We entered the Financial Content and Software Applications market early in 2005 by selling our proprietary financial software services, content and applications to customers who need to offer financial information to their customers or improve their content offering. We had access to an array of customers through our internal sales team as well as our reseller channels. Our content and software application model is attractive to customers because it is a comprehensive and cost effective alternative to in-house development.

As the market for our products and services evolves, it will become more evident to us where the most profitable and sustainable areas of the business are. In our opinion, they include the products and services that we presently offer. After having identified these areas, a more streamlined and stable cost structure was introduced with the ultimate goal of improving our profitability and cash flow.

Employees

We currently have one full time employee. We hire contract labor on an as needed basis. We have not entered into a collective bargaining agreement with any union. We have not experienced any work stoppages and consider the relations with the individuals that work for us to be good.

Regulatory Issues

We are not subject to governmental regulation in our Internet publishing efforts, nor do we know of any pending legislation or regulation which may impose regulatory requirements on our Internet activities. We believe that we are in compliance in all material respects with all laws, rules, regulations and requirements that affect our business, and that compliance with such laws, rules, regulations and requirements does not impose a material impediment on our ability to conduct our business.

Section 17(b) Disclosures

Section 17(b) of the Securities Act of 1933 requires certain disclosures by any person that publishes, gives publicity to, or circulates any notice, circular, advertisement, newspaper, article, letter, investment service, or communication which, though not purporting to offer a security for sale, describes such security for a consideration received or to be received, directly or indirectly, from an issuer, underwriter, or dealer. In the event Section 17(b) applies, certain disclosures must be made regarding the compensation received including the nature of the compensation, the amount of the compensation and the source of the compensation.

All required compensation disclosures and information under Section 17(b) is posted and can be viewed on the “Disclosures” section of our website at www.audiostocks.com.

Subsidiaries

We own no subsidiaries at this time.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and related notes included in this report. This report contains “forward-looking statements.” The statements contained in this report that are not historic in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “believes,” or “plans” or comparable terminology are forward-looking statements based on current expectations and assumptions.

Various risks and uncertainties could cause actual results to differ materially from those expressed in forward-looking statements. Factors that could cause actual results to differ from expectations include, but are not limited to, those set forth under the section “Risk Factors” set forth in this report.

The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the “bespeaks caution” doctrine. All forward-looking statements in this document are based on information currently available to us as of the date of this report, and we assume no obligation to update any forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

Critical Accounting Policies

Management's Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting policies generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We believe the following critical accounting policies require significant judgments, estimates and assumptions used in the preparation of the consolidated financial statements.

Revenues From Marketing

As of the date of this prospectus, we have earned no revenues. The majority of our expected revenues will be generated from client companies that subscribe to our service. Our services are provided to the general investing public free of charge. Our products and services as described herein consist of the services described above in the “Description of Business” section.

We are currently seeking client company subscriptions to our website. As of the date of this prospectus, we have no active client company subscriptions. We are in negotiations with client companies for subscriptions to various levels of Audiostocks.com services. We expect to begin earning revenues by early 2007.

Revenue will be recognized based on performance of our services, and delivery will be organized and measured to equal the agreed monthly fee.

All services are delivered via an Internet data feed from our Web servers to the clients' sites on a continuous real time basis. Revenue will begin to be earned on the day the data feed is activated and begins to deliver content to the client site. Revenue will be earned on a fixed monthly fee.

All sources of revenue will be recorded pursuant to SAB 101 Revenue Recognition in Financial Statements, when persuasive evidence of an arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectibility is reasonably assured.

Pursuant to EITF 00-21 Revenue Arrangements with Multiple Deliverables, when the services are provided in a multiple elements arrangement, revenue will be allocated to each respective deliverable based on its relative fair value and recognized when the criteria under SAB 101 have been met.

We are not subject to specific performance criteria that would give rise to refund rights for services we provide.

Payments received in advance of services provided are recorded as deferred revenue.

Cost of Revenues

Cost of revenues are recorded if the cost relates directly to the services we sell or to our revenue-generating Websites, namely Audiostocks.com. Cost of revenues consist of subscription fees for access to data feeds of financial and business databases, Internet bandwidth, direct advertising purchases, direct labor, and software licensing fees. We license the software utilized in conjunction with the products and services offered from outside sources. Data feeds are a key component of many of our services, as well as a key input into our revenue-generating Websites.

Direct labor costs are fully recognized as cost of revenues in the period in which the associated revenue is recognized. All other costs of revenues are recognized in the period incurred.

Property and Equipment

We evaluate, on a periodic basis, our property and equipment, to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. We base our evaluation on certain impairment indicators, such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If these impairment indicators are present or other factors exist that indicate that the carrying amount of the asset may not be recoverable, we then use an estimate of the undiscounted value of expected future operating cash flows to determine whether the asset is recoverable and measure the amount of any impairment as the difference between the carrying amount of the asset and its estimated fair value. The fair value is estimated using valuation techniques such as market prices for similar assets or discounted future operating cash flows.

Amortization of property and equipment is on a straight-line basis over the asset's estimated useful life.

Contingencies

From time to time, we may be subject to proceedings, lawsuits and other claims related to labor and other matters. We are required to assess the likelihood of any adverse judgments or outcomes to these contingencies as well as potential ranges of probable losses and establish reserves accordingly. We use professional judgment, legal advice, and estimates in the assessment of outcomes of contingencies. The amounts of reserve required, if any, may change in future periods due to new developments in each matter or changes in approach to a matter such as a change in settlement strategy.

LIQUIDITY AND CAPITAL RESOURCES

Our expectations are based on certain assumptions concerning the anticipated costs associated with any new projects.  These assumptions concern future events and circumstances that our officers believe to be significant to our operations and upon which our working capital requirements will depend.  Some assumptions will invariably not materialize and some unanticipated events and circumstances may occur subsequent to the date of this prospectus.

Currently, we have approximately $2,900 cash on hand.  At our current cost of operations, we will need to raise additional capital in order to operate for the next 12 months and to expand our business.

We will continue to seek additional capital over the next 12 months from the additional sale of our securities. The amount and timing of our future capital requirements will depend upon many factors, including the level of funding received by us, anticipated private placements of our common stock, the level of funding obtained through other financing sources, and the timing of such funding. In the event we are unable to raise additional capital, we will be unable to expand operations as desired.

We intend to retain any future earnings to retire any existing debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes.

DESCRIPTION OF PROPERTY

Intellectual Property, Proprietary Rights And Domain Names

We presently own the domain name www.Audiostocks.com, and it is our intention to purchase additional domain names in the future as the nature of our business, and the products and services we offer, continues to expand. We believe our ownership of these domain names gives us adequate protection over them and we intend to continue to keep them in our possession.

We are in the process of filing the requisite paperwork to obtain a trademark in the United States on "www.Audiostocks.com", "Audiostocks", and the Audiostocks logo. We have no other plans to register significant trademarks as of the date of this prospectus. We may pursue other trademarks in the future.

We protect our other intellectual property through a combination of trademark law, trade secret protection and confidentiality agreements with our employees, customers, independent contractors, agents and vendors. We pursue the registration of our domain names, trademarks and service marks in the United States and internationally. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services and products are made available on-line. We create some of our own content and obtain the balance of our content from third parties. It is possible that we could become subject to infringement actions based upon the content obtained from these third parties. In addition, others may use this content and we may be subject to claims from our licensors. We currently have no patents or patents pending and do not anticipate that patents will become a significant part of our intellectual property in the future. We enter into confidentiality agreements with our employees and independent consultants and have instituted procedures to control access to and distribution of our technology, documentation and other proprietary information and the proprietary information of others from whom we license content. The steps we take to protect our proprietary rights may not be adequate and third parties may infringe or misappropriate our trademarks, service marks and similar proprietary rights. In addition, other parties may assert claims of infringement of intellectual property or alter proprietary rights against us. The legal status of intellectual property on the Internet is currently subject to various uncertainties as legal precedents have not been set and are still to be determined in many areas of Internet law.

Real Property

At present, we do not own any property. Our executive offices currently consist of shared leased office space located at: 2038 Corte Del Nogal, Suite 110, Carlsbad, CA 92011 and our phone number is 760-804-8844. We currently do not pay rent at our shared office space. We may require a larger office space if we grow. We believe there is an adequate supply of suitable office space in surrounding areas on terms acceptable to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

On January 1, 2006 we retained The Baum Law Firm, P.C. as securities counsel. One of our Directors, Mr. Mark L. Baum, Esq. is a principal of The Baum Law Firm, P.C. As of the date of this prospectus, we have paid The Baum Law Firm, P.C. $25,000 for services rendered during 2006.

On January 1, 2006, we entered into a consulting agreement with Mr. James B. Panther to provide consulting services related to investment banking activities. Mr. Panther, II is one of our Directors. As of the date of this prospectus, we have paid Mr. Panther $15,000 for consulting services rendered during 2006.

We license certain technologies from BCGU, LLC. Two of our Directors, Mark L. Baum and James B. Panther, II are principles of BCGU, LLC. As of the date of this prospectus, we have paid no licensing fees to BCGU, LLC.

Transactions with Promoters

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public market for our common stock, and no assurance can be given that a market will develop or that any stockholder will be able to liquidate his investment without considerable delay, if at all. The trading market price of our common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained. For additional information, see “Risk Factors” above.

Holders

As of the date of this prospectus, we have 170 registered shareholders (not including other beneficial owners with shares on deposit with brokerage houses) owning a total of 17,216,308 shares of our common stock.

Dividends

We have declared one stock dividend in January, 2005 for 99 shares of our common stock to each shareholder of record.

Securities Authorized For Issuance Under Equity Compensation Plans

None

EXECUTIVE COMPENSATION

There was no compensation awarded to, earned by, or paid to executive officers during 2004 or 2005. .

The following table sets forth the compensation paid to the Chief Executive Officer and to all other executive officers for services rendered, and to be rendered, for 2006.

	Annual Compensation				Long-Term Compensation
Common
Shares
						Underlying	All
					Restricted	Options	Other
				Other Annual	Stock	Granted	Compen
Name and Position	Year	Salary	Bonus	Compensation	Awards ($)	(# Shares)	-sation

Mark L. Baum (1)	2006	$15,000	-0-	-0-	-0-	------	-0-
Former President,
Chief Executive Officer,
and Chief Financial
Officer

Philip L. Morgan (2)	2006	-0-	-0-	-0-	-0-	-0-	-0-
President, Chief
Executive Officer and
Chief Financial Officer

(1)
Mr. Mark L. Baum held the positions of President, Chief Executive Officer and Chief Financial Officer from January 1, 2006 until his resignation on October 2, 2006. Under his then employment contract, Mr. Baum was to receive $5,000 per month for his services. Mr. Baum was paid a total of $15,000 for his services for the months of January through March. Due to lack of sufficient revenues, as of April 1, 2006, we renegotiated our contract with Mr. Baum whereby he continued to act in his executive capacities but received no compensation for his services. Mr. Baum resigned from his executive positions on October 2, 2006.

(2)	On October 2, 2006, Mr. Philip L. Morgan was appointed as our President, Chief Executive Officer and Chief Financial Officer. Under his employment contract, Mr. Morgan receives no compensation.

Aggregated Option Exercise In Last Fiscal Year And Fiscal Year End Option Values

Our executive officers were not issued any options which could have been exercised during the fiscal year ended December 31, 2005.

Directors' Compensation

All directors receive reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business. From time to time we may engage certain members of the board of directors to perform services on our behalf. In such cases, we compensate the members for their services at rates no more favorable than could be obtained from unaffiliated parties.

Compensation Committee

We have not formed an independent compensation committee

CHANGES IN DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of Audiostocks, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may review a copy of the registration statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 100 F. Street, N.E., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings are also available on the Securities and Exchange Commission’s website on the Internet at http://www.sec.gov.

FINANCIAL STATEMENTS

AudioStocks, Inc.
Consolidated Financial Statements
As at December 31, 2005 and 2004

Index
Auditors’ Report
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Stockholders’ Deficit
Consolidated Cash Flow Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Audiostocks, Inc.
Carlsbad, California

We have audited the accompanying balance sheets of Audiostocks, Inc. as of December 31, 2005 and 2004, and the related statement of operations, stockholders’ equity and cash flows for the years then ended and from inception on January 15, 2002, through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the PCAOB (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Audiostocks, Inc. as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended and from inception on January 15, 2002, through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained significant losses from operations, has a deficit in working capital and is dependent on financing to continue operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
July 7, 2006

AudioStocks, Inc.
BALANCE SHEET
AS OF DECEMBER 31, 2005 and 2004

	December 31,	December 31,
ASSETS	2005	2004

Current assets
Cash	$28	0
Accounts receivable	0	0
Prepaids and other current assets	0	0
Total current assets	28	0

Deferred financing costs	0	0

Property and equipment, net of accumulated depreciation of $0.00	0	0

Other Assets	0	0
TOTAL ASSETS	$28	0

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Shareholder loan	$100	0
Accrued liabilities	0	0
Total current assets	100	0

Notes Payable	0	0

TOTAL LIABILITIES	100	0

STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized, $0.001 par value
none issued and outstanding	—	—
Common stock, 95,000,000 shares authorized, $0.001 par value
17,216,308 shares issued and outstanding	17,216	51
Additional paid-in captial	0	0
Retained deficit	(51)	(51)
Net Income (Loss)	(17,237)	0
TOTAL STOCKHOLDERS' EQUITY	(72)	0

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$28	0

See notes to the financial statements

AudioStocks, Inc.
STATEMENTS OF OPERATIONS
Period Ended December 31, 2005 and 2004

			From Inception
			January 15, 2002
			through
	December 31,	December 31,	December 31,
	2005	2004	2005
Revenues
Revenue	$0	$—	—
Total revenues	0	—	—

Expenses
Wage Expense
General and administrative	72		72
Consulting	17,165	51	17,216
Depreciation, depletion, and amortization	0	0	0
Total operating expenses	17,237	51	17,288

Loss from operations	(17,237)	(51)	(17,288)

Other income (expense)
Interest income		0	0
Interest expense
Other Income
Forgiveness of Debt	0	0	0

Total other income (expense)	0	0	0

NET LOSS	$(17,237)	$(51)	(17,288)

Basic and diluted loss per common share	$0.00	$-	-

Weighted average common shares outstanding	16,510,902	51,439	4,206,144

See notes to the financial statements

AudioStocks, Inc.
STATEMENT OF STOCKHOLDRERS' EQUITY (DEFICIT)
Years ended December 31, 2005 and 2004

				Accumulated
	Common Stock		Additional	Deficit
		Par	Paid-in	During the
	Shares	Value	Capital	Development Stage

Balance at December 31, 2004	51,439	$51	$0	$(51)

Issuance of common stock in
exchange for services at $.001 per share	17,148,561	17,149	0	—

Rounding of shares due to 200:1
reverse stock split	72	0	0	—

Issuance of common stock dividend	16,236	16	0	—
valued at $.001 per share

Net Loss for the year ended
December 31, 2005	—	—	—	(17,237)

Balance at December 31, 2005	17,216,308	17,216	0	(17,288)

See notes to the financial statements

AudioStocks, Inc.
STATEMENTS OF CASH FLOWS
TWELVE MONTHS ENDED DECEMBER 31, 2005 and 2004

					From Inception
					January 15, 2002
					through
		December 31,		December 31,	December 31,
		2005		2004	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss		$(17,237)		$(51)	(17,288)
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock for services		17,165		51	17,216
Depreciation, depletion and amortization		0
Imputed Interest		0		0	0
Forgiveness of debt		0		0	0
Accounts receivable		0
Prepaid assets and other		0
Accounts payable and accrued expenses		100			100
Accrued Interest		0

NET CASH USED IN OPERATING ACTIVITIES		28		0	28

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment				—	—
Capital expenditures - other

NET CASH USED IN INVESTING ACTIVITIES		0		0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable		0
Payments on notes payable				—	—
Proceeds from warrants exercised -cash portion		0		—	—
Proceeds from sale of common stock		—		0	0
Loans advanced		—

NET CASH PROVIDED BY FINANCING ACTIVITIES		0		0	0

NET CHANGE IN CASH		28		0	0

CASH BALANCES
Beginning of period		0		0	0

End of period		$28		$0	0

SUPPLEMENTAL DISCLOSURE:
Interest paid	$			$—	—
Income taxes paid		—		—	—

NON-CASH ACTIVITIES:
Debt converted to common stock	$		$
Deferred financing costs				—	—
Debt discount				—	—
Advances from shareholders converted to loans payable
Issued stock for legal and consulting services		17,165			17,165

See notes to the financial statements

AUDIOSTOCKS, INC.
(A Development Stage Company)
Notes to the Financial Statements
December 31, 2005 and 2004

NOTE 1.  SUMMARY OF ACCOUNTING POLICIES

a. Organization

Audiostocks, Inc. (the Company) was incorporated in the state of Delaware on January 15, 2002 as Jupiter Processing, Inc.. On January 13, 2005, the Company changed its name to Audiostocks, Inc. Currently, the Company currently has no business operations. The Company has been actively seeking merger, acquisition and business combination opportunities with operating businesses and other appropriate financial transaction, including a transaction with a privately held company seeking to operate as a publicly-held company.

b. Accounting Method

The Company's policy is to use the accrual method of accounting to prepare and present financial statements, which conform to generally accepted accounting principles ("GAAP'). The company has elected a December 31, year-end.

c. Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

d. Loss Per Share

The computations of earnings (loss) per share of common stock are based on the weighted average number of share outstanding at the date of the financial statements.

From
Inception on
	For the Years		January 15, 2002
	Ended		Through
	December 31,		December 31,
	2005	2004	2005

Numerator - Loss	$ (17,237)	$ (51)	$ (17,288)

Denominator -
Weighted Average
Number of Shares
Outstanding	16,510,902	51,439	4,206,144

Loss Per Share	$ (0.00)	$ (0.00)	$ (0.00)

e. Provision for Taxes

No provision for income taxes has been recorded due to net operating loss carryforwards totaling approximately $17,288 that will be offset against future taxable income. These NOL carryforwards begin to expire in the year 2012. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carryforward will expire unused.

Deferred tax assets and the valuation account is as follows at December 31, 2005 and 2004:

Deferred tax assets	2005	2004
NOL carryforward	$5,700	0
Valuation allowance	$(5,700)	(0
Total	$-	-

The components of income tax expense are as follows:

	$2005	2004
Federal taxes	-0-	-0-
State Taxes	$-0-	-0-
Change in tax asset	$(5,700)	(-0-)
Change in allowance	5.700	-0-

Income tax expense	$-	-

f. Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (R), “Share-Based Payment”. SFAS No. 123 (R) revises SFAS No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. SFAS No. 123 (R) focuses primarily on the accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123 (R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123 (R) is effective as of the first interim or annual reporting period that begins after June 15, 2005 for non-small business issuers and after December 15, 2005 for small business issuers. Accordingly, the Company will adopt SFAS No. 123 (R) in its quarter ending March 31, 2006. The Company is currently evaluating the provisions of SFAS No. 123 (R) and has not yet determined the impact, if any, that SFAS No. 123 (R) will have on its financial statement presentation or disclosures.

In May 2005, the FASB issued SFAS No. 154 that establishes new standards on accounting for changes in accounting principals. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statements of prior periods unless it is impracticable to do so. SFAS No. 154 completely replaces Accounting Principles Bulletin (APB) Opinion 20 and SFAS 3, though it carries forward the guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity, and the correction of errors. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005.

The adoption of these pronouncements will not have a material effect on the Company’s financial position or results of operation.

g. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. In these financial statements assets and liabilities involve extensive reliance on management’s estimates. Actual results could differ from those estimates.

h. Financial Instruments

The recorded amounts of financial instruments, including cash equivalents accounts payable and accrued expenses, and long-term debt approximate their market values as of December 31, 2005 and 2004. The Company has no investments in derivative financial instruments.

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had substantial operating losses for the past years and is dependant upon outside financing to continue operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. It is management’s plans to raise necessary funds from shareholders to satisfy the expense requirements of the joint venture and eventually derive revenues there from.

NOTE 3.  DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined in Financial Standards Board Statement No. 7. It is concentrating substantially all of its efforts in raising capital and developing its business operations.

NOTE 4.  COMMON STOCK

During January 2002 to December 2004, the Company issued 51,439 shares of common stock for services valued at $0.001 per share.

During January 2005, the Board of Directors approved a 200 to 1 reverse split. These financial statements have been retroactively restated to reflect this change.

During January 2005, the Company issued 72 shares of common stock due to the 200 to 1 reverse split..

During January 2005, the Company issued 17,148,561 shares of common stock for services valued at $0.001 per share.

During January 2005, the Company issued 16,236 shares of common stock as a dividend valued at $0.001 per share.

NOTE 6. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2005:

Common stock, $0.001 par value; 95,000,000 shares authorized: 17,216,308 shares issued and outstanding.

Preferred stock, $0.001 par value; 5,000,000 shares authorized, no shares issued and outstanding.

NOTE 7. ISSUANCE OF SHARES FOR SERVICES - STOCK OPTIONS

The company has a nonqualified stock option plan, which provides for the granting of options to key employees, consultants, and nonemployee's directors of the Company. These issuance shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable. The Company has elected to account for the stock option plan in accordance with paragraph 30 of SFAS 123 where the compensation to employees should be recognized over the period(s) in which the related employee services are rendered. In accordance with paragraph 19 of SFAS 123 the fair value of a stock option granted is estimated using an option-pricing model. As of December 31, 2005 no stock options were outstanding.

AudioStocks, Inc.
Consolidated Financial Statements
As at September 30, 2006

Index
Consolidated Balance Sheets
Consolidated Statements of Operations
Consolidated Statements of Stockholders’ Deficit
Consolidated Cash Flow Statements

AudioStocks, Inc
BALANCE SHEET
AS OF SEPTEMBER 30, 2006
(Unaudited)
September 30,
ASSETS	2006

Current assets
Cash	$16
Total current assets	16

Property and equipment, net of accumulated depreciation of $0.00	0

Other Assets	0
TOTAL ASSETS	$16

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Shareholder loan	$100
Accounts Payable	36,500
Accrued liabilities	30,000
Total current assets	66,600

Notes Payable	0

TOTAL LIABILITIES	66,600

STOCKHOLDERS' EQUITY
Preferred stock, 5,000,000 shares authorized, $0.001 par value
none issued and outstanding	—
Common stock, 50,000,000 shares authorized, $0.001 par value
17,216,308 shares issued and outstanding	17,216
Additional paid-in captial	0
Retained deficit	(83,800)
TOTAL STOCKHOLDERS' EQUITY	(66,584)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$16

See notes to the financial statements

AudioStocks, Inc
STATEMENTS OF OPERATIONS
Period Ended September 30, 2006 and 2005

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Revenues
Revenue	$0	$—	$0	$—
Total revenues	0	—	0	—

Expenses
Wage Expense	0		15,000
General and administrative	(16)		29,512
Consulting	0		22,000
Depreciation, depletion, and amortization	0	0	0	0
Total operating expenses	(16)	0	66,512	0

Loss from operations	16	0	(66,512)	0

Other income (expense)
Interest income		0		0
Interest expense
Other Income
Forgiveness of Debt	0	0	0	0

Total other income (expense)	0	0	0	0

NET INCOME (LOSS)	$16	$0	(66,512)	0

Basic and diluted loss per common share	$0.00	$0.00	(0.01)	0.00

Weighted average common shares outstanding	5,653,495	0	5,653,495	0

See notes to the financial statements

AudioStocks, Inc
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
Period ended September 30, 2006

	Common Stock		Additional		Total
		Par	Paid-in	Accumulated	Stockholders'
	Shares	Value	Capital	Deficit	Equity (Deficit)

Balance at December 31, 2004	51,439	$51	$0	$(51)	$0

Issuance of common stock in
exchange for services at $.00 per share	17,148,561	17,149	0	—	17,149

Rounding of shares due to 200:1
reverse stock split	72	0	0	—	0

Issuance of common stock dividend	16,236	16	0	—	16
valued at $.001 per share

Net Loss for the year ended
December 31, 2005	—	—	—	(17,237)	(17,237)

Balance at December 31, 2005	17,216,308	17,216	0	(17,288)	(72)

Net Loss for the period ended
June 30, 2006				(66,528)

Balance at June 30, 2006	17,216,308	17,216	0	(83,816)	(66,600)

Net Loss for the period ended
September 30, 2006				16

Balance at September 30, 2006	17,216,308	17,216	0	(83,800)	(66,600)

See notes to the financial statements

AudioStocks, Inc
Statements of Cash Flows
Nine Months Ended September 30, 2006 and 2005

		September 30,		September 30,
		2006		2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss		$(66,512)		$0
Adjustments to reconcile net loss to net
cash used in operating activities:
Stock for services		0
Depreciation, depletion and amortization		0
Imputed Interest		0		0
Forgiveness of debt		0		0
Accounts payable and accrued expenses		66,500
Accrued Interest		0

NET CASH USED IN OPERATING ACTIVITIES		(12)		0

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment				—
Capital expenditures - other

NET CASH USED IN INVESTING ACTIVITIES		0		0

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable		0
Payments on notes payable				—
Proceeds from warrants execrcised -cash portion		0		—
Proceeds from sale of common stock		—		0
Loans advanced		—

NET CASH PROVIDED BY FINANCING ACTIVITIES		0		0

NET CHANGE IN CASH		(12)		0

CASH BALANCES
Beginning of period		28		0

End of period		$16		$0

SUPPLEMENTAL DISCLOSURE:
Interest paid	$			$—
Income taxes paid		—		—

NON-CASH ACTIVITIES:
Debt converted to common stock	$		$
Debt discount				—
Advances from shareholders converted
to loans payable Issued stock for legal
and consulting services

See notes to the financial statements

AUDIOSTOCKS, INC.
(A Development Stage Company)
Notes to the Financial Statements
September 30, 2006

NOTE 1.  GENERAL

AudioStocks, Inc. has elected to omit substantially all footnotes to the financial statements for the six months ended September 30, 2006 since there have been no material changes (other than indicated in other footnotes) to the information previously reported by the Company in their financial statements for the fiscal year ended December 31, 2005.

NOTE 2. UNAUDITED INFORMATION

The information furnished herein was taken from the books and records of the Company without audit.  However, such information reflects all adjustments which, in the opinion of management, are necessary to properly reflect the results of the interim period presented.  The information presented is not necessarily indicative of the results from operations expected for the full fiscal year.

NOTE 3. COMMON STOCK TRANSACTIONS

During the six months ended September 30, 2006, the Company did not issue any stock.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware Statutes

Section 145 of the Delaware General Corporation Law (the "DGCL") provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

§ 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (8 Del. C. 1953, § 145; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 6; 57 Del. Laws, c. 421, § 2; 59 Del. Laws, c. 437, § 7; 63 Del. Laws, c. 25, § 1; 64 Del. Laws, c. 112, § 7; 65 Del. Laws, c. 289, §§ 3-6; 67 Del. Laws, c. 376, § 3; 69 Del. Laws, c. 261, §§ 1, 2; 70 Del. Laws, c. 186, § 1; 71 Del. Laws, c. 120, §§ 3-11.)

Additionally under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption and dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceedings, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

Charter Provisions

Our Charter relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL.

Our Amended Articles of Incorporation provide for indemnification of our officers and directors as follows:

ARTICLE TEN
INDEMNIFICATION OF OFFICERS AND DIRECTORS

10.1 The Corporation shall indemnify its directors, officers, employees, fiduciaries, and agents to the fullest extent permitted under the DCGL

10.2 Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the law of the State of Delaware from time to time against all expenses, liability, and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provisions of law or otherwise, as well as their rights under this article.

10.3 The private property of the Stockholders, Directors and Officers shall not be subject to the payment of corporate debts to any extent whatsoever.

10.4 No director, officer or shareholder shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this provision does not eliminate nor limit in any way the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law.

Bylaws

Our bylaws do not contain any provisions relating to the indemnity of our officers and directors

Agreements

Pursuant to compensation agreements with selected officers and directors, we have agreed, to the maximum extent permitted by law, to defend, indemnify and hold harmless the officers and directors against any costs, losses, claims, suits, proceedings, damages or liabilities to which our officers and directors become subject to which arise out of or are based upon or relate to our officers and directors engagement by the company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses to be incurred by us in connection with the issuance and distribution of all shares being registered. All such expenses are estimated except for the SEC registration fee.

Description of Expense	Amount ($)

SEC registration fee	82
Printing expenses	2,000
Fees and expenses of counsel for the Company	25,000
Fees and expenses of accountants for Company	10,000
Miscellaneous	5,000

Total	42,082

RECENT SALES OF UNREGISTERED SECURITIES

On January 13, 2005, our board of directors authorized the issuance of 24,280 restricted shares of our common stock to Luis Carillo. These shares were issued in lieu of $4,856 due Mr. Carillo for consulting services rendered.

On January 13, 2005, our board of directors authorized the issuance of 24,280 restricted shares of our common stock to Thunderbird Global Corporation. These shares were issued in lieu of $4,856 due Thunderbird Global Corporation for consulting services rendered.

On January 2005, our board of directors approved of a 200 to 1 reverse stock split. We issued 72 shares of restricted common stock in connection with the rounding up of fractional shares pursuant to the 200 to 1 reverse split. The issuances in this prospectus reflect this reverse split.

On January 14, 2005, our board of directors authorized the issuance of 1,200,000 restricted shares of our common stock to Mark Kieft. These shares were issued in lieu of $1,200 due Mr. Kieft for consulting services rendered.

On January 14, 2005, our board of directors authorized the issuance of 7,950,000 restricted shares of our common stock to Luis Carillo. These shares were issued in lieu of $7,950 due Mr. Carillo for consulting services rendered.

On January 14, 2005, our board of directors authorized the issuance of 7,950,000 restricted shares of our common stock to Thunderbird Global Corporation. These shares were issued in lieu of $7,950 due Thunderbird Global Corporation for consulting services rendered.

On January 14, 2005, our board of directors authorized the issuance of a special dividend of 99 shares to all shareholders of the Corporation. Pursuant to the special dividend, 16,236 restricted shares of our common stock were issued to all Shareholders.

All of the issuances of securities described above were deemed to be exempt from registration in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving a public offering.  We made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment.  There was no general solicitation or general advertising used to market the securities.  We provided each investor with disclosure of all aspects of our business, including providing the investor with press releases, access to our auditors, and other financial, business, and corporate information. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

EXHIBITS

Exhibit #	Description

3.1.1	Certificate of Incorporation filed on January 22, 2002

3.1.2	Amended and Restated Certificate of Incorporation filed on January 13, 2005

3.2	Bylaws

5.1	Opinion of The Baum Law Firm, P.C.

23.1	Consent of Chisholm, Bierwolf & Nilson, LLC.

Undertakings

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

   (iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act of 1933:

(i) we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii) we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(iii) we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, California, on December 19, 2006.

AUDIOSTOCKS, INC.

/s/ Philip L. Morgan
______________________________________
By: Philip L. Morgan
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Philip L. Morgan
Philip L. Morgan	President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Accounting Officer)	December 19, 2006

/s/ Mark L. Baum		December 19, 2006
Mark L. Baum	Director

/s/ James B. Panther, II		December 19, 2006
James B. Panther, II	Director